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Exhibit 10.39

UNIVERSAL COMPRESSION HOLDINGS, INC.
SUMMARY OF FISCAL 2006 COMPENSATION
FOR DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

        Directors who are employees receive no separate compensation for Board service. Non-employee directors will receive the following for their service on the Board in fiscal 2006:

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  An annual retainer of $30,000 for serving on the Board.

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  An annual fee for serving as Chair of a Committee. These fees are as follows: $10,000 for the Audit Committee Chair; $5,000 for the Compensation Committee Chair; and $5,000 for Nominating and Corporate Governance Committee Chair.

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  Fees for meeting attendance of between $500 and $1,000 per Board or Committee meeting attended, except in the case of a Committee Chair, who will receive $1,500 per Committee meeting attended.

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  Reimbursement for reasonable out-of-pocket expenses.

        Non-employee directors are also eligible to receive stock option awards under the Universal Compression Holdings, Inc.'s Incentive Stock Option Plan.

Executive Officers

        The executive officers of the Company serve at the discretion of the Board of Directors. From time to time, the Compensation Committee of the Board of Directors reviews and determines the salaries that are paid to the Company's executive officers. The following are the base salaries for the executive officers effective as of July 4, 2005:

Name	Base Salary
Stephen A. Snider, President and Chief Executive Officer	$500,000
Ernie L. Danner, Executive Vice President	$320,000
J. Michael Anderson, Sr. Vice President and Chief Financial Officer	$295,000
D. Bradley Childers, Sr. Vice President, Business Development, General Counsel and Secretary	$275,000
Richard Leong, Sr. Vice President, Marketing	$230,000
Kirk E. Townsend, Sr. Vice President	$300,000

        Executive officers are also eligible to participate in an Officer's Incentive Plan, which provides executive officers with the potential to earn a cash bonus expressed as a percentage of salary. The Officer's Incentive Plan for fiscal year 2006 has not yet been adopted by the Compensation Committee of the Board of Directors.

        The executive officers are also eligible to participate in the following:

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  Universal Compression Holdings, Inc.'s Incentive Stock Option Plan;

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  Universal Compression Holdings, Inc.'s Restricted Stock Plan;

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  Universal Compression Holdings, Inc.'s Employee's Supplemental Savings Plan;

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  Universal Compression Holdings, Inc.'s Employee Stock Purchase Plan;

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  the Company's broad-based benefit programs available to its salaried employees, including 401(k), health, disability and life insurance programs.

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  Exhibit 10.39
UNIVERSAL COMPRESSION HOLDINGS, INC. SUMMARY OF FISCAL 2006 COMPENSATION FOR DIRECTORS AND EXECUTIVE OFFICERS